LIMITED STANDSTILL AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the ___ day of February, 2007, by the signatories hereto (each a “Holder”), in connection with their respective ownership of shares of China Precision Steel, Inc., a Colorado corporation (the “Company”). Terms not otherwise defined herein are defined in the Stock Purchase Agreement among the Company and the Investors named therein; dated as of February ___, 2007 (the “Stock Purchase Agreement”).

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1. General.

(a) Holder is a director or executive officer of the Company and the beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”) and rights to purchase Common Stock as designated on the signature page hereto (collectively, the “Shares”).

(b) Holder acknowledges that the Company has entered into or will enter into an agreement with each Investor (a “Stock Purchase Agreement”) for the sale to the Investors of an aggregate of up to $20,000,000 principal amount of Common Stock (the “Offering”). Holder understands that, as a condition to Closing, the Investors have required, and the Company has agreed to obtain, an agreement from the Holder to refrain from selling any securities of the Company in accordance with the terms and conditions set forth herein.

2. Share Restriction.

(a) Holder hereby agrees that during the period commencing on the effective date of the Registration Statement filed pursuant to Section 8 of the Stock Purchase Agreement and ending on the date that is twelve (12) months thereafter (the “Restriction Period”), the Holder will not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or enter into any swap or other arrangement that transfers any economic consequences of ownership of Shares other than as may be required in the ordinary course of the Company’s business; provided, however, that 20% of the Holder’s Shares shall be released from and no longer subject to the foregoing restrictions after ninety (90) calendar days following the effective date of such Registration Statement, and further, provided, that such 20% may, at Holder’s option, be registered for resale under the Securities Act of 1933, as amended, on the Registration Statement to be filed pursuant to Section 8 of the Stock Purchase Agreement. The foregoing sentence shall not apply with respect to an offer made to all shareholders of the Company in connection with any merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of Shares held by Holder in violation of this Agreement.

(b) Any subsequent issuance to and/or acquisition of Common Stock or the right to acquire Common Stock by Holder will be subject to the provisions of this Agreement; provided, however, that the Restriction Period shall not be extended hereby with respect thereto.

(c) Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Investors to carry out the intent and purposes of this Agreement. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

(b) This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

(c) This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof. This Agreement shall be binding upon Holder, its legal representatives, successors, heirs and assigns.

(d) This Agreement may be signed in counterpart and delivered by facsimile or electronic transmission and such facsimile or electronic transmission signed and delivered shall be enforceable.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

(Signature of Holder)

(Print name of Holder)

Number of shares of Common Stock Beneficially Owned

Number of options, warrants or other rights to acquire Common Stock

COMPANY:

CHINA PRECISION STEEL, INC.

By:
Name: Leada Tak Tai Li
Title: Chief Financial Officer